UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Corcept Therapeutics Incorporated

(Name of Registrant as Specified In Its Charter)

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Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Notice of Special Meeting of Stockholders

To Be Held on September 24, 2007

Dear Stockholder:

The Special Meeting of Stockholders of Corcept Therapeutics (the “Company”) will be held on September 24, 2007 at 10:00 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.  To consider and approve the issuance and sale of 1,190,476 shares of our Common Stock to Paperboy Ventures, LLC, who is currently our largest stockholder, pursuant to our Common Stock Purchase Agreement, dated August 16, 2007, among the Company and the purchaser parties thereto, as required by Nasdaq Rule 4350 (the “Proposal”).

2.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on September 11, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

As detailed in the Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Special Meeting. Voting your shares via the Internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order Of the Board of Directors,

Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

September 14, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

650-327-3270

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

Corcept Therapeutics Incorporated (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special Meeting of Stockholders to be held on September 24, 2007 at 10:00 a.m. local time, at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof (the “Special Meeting”). These materials are being mailed to stockholders on or about September 14, 2007.

Only holders of the Company’s common stock as of the close of business on September 11, 2007 (the “Record Date”) are entitled to vote at the Special Meeting. Stockholders who hold shares of the Company’s common stock in “street name” may vote at the Special Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 38,356,763 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. On the Record Date, we had 38,356,763 shares of Common Stock issued and outstanding. Of that amount, a total of 952,380 shares that are held by Paperboy Ventures, LLC are not entitled to vote at the Special Meeting under Nasdaq Rule 4350(i)(1)(B) and therefore will not be counted in determining whether a quorum is present at the Special Meeting. Accordingly, a total of at least 18,702,192 shares of our Common Stock must be present at the Special Meeting in person or by proxy to constitute a quorum. At the Special Meeting, the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Special Meeting is required for approval of the Proposal. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Except as described in the paragraph above, each stockholder of record is entitled to one vote at the Special Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. You may also vote your shares by telephone or by Internet as described on your proxy card. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the Proposal. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Special Meeting other than those stated in this Proxy Statement and the accompanying Notice of Special Meeting of Stockholders. If any other matters are properly brought before the Special Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the Special Meeting, the Proposal will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Special Meeting.

Abstentions and broker non-votes will have no impact on the Proposal because approval of the Proposal is based solely on the number of votes actually cast.

A stockholder of record may revoke a proxy at any time before it is voted at the Special Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

PROPOSAL

APPROVAL OF THE ISSUANCE AND SALE OF COMMON STOCK

We are asking our stockholders to consider and approve the issuance and sale of 1,190,476 shares of our Common Stock to Paperboy Ventures, LLC, who is currently our largest stockholder.

Background

On August 16, 2007, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, we agreed to sell an aggregate of 4,790,473 shares of our common stock to the purchasers through a private placement (the “Private Placement”) at a price of $2.10 per share, for aggregate proceeds of approximately $10,060,000. The closing price for the Common Stock was $2.05 per share on August 16, 2007, the date of the Purchase Agreement. We completed the initial closing of the offering on August 17, 2007, selling 3,599,997 shares of common stock, par value $0.001, at the purchase price of $2.10 per share (the “Initial Closing”). Paperboy Ventures, LLC, who is currently our largest stockholder, agreed to purchase an additional 1,190,476 shares of our common stock at the purchase price of $2.10 per share (the “Second Closing”), subject to receipt of stockholder approval in compliance with Nasdaq rules. The purchasers in the initial closing included Paperboy Ventures, LLC, and entities related to Sutter Hill Ventures and Alta Partners, LLP, all venture capital firms that are currently significant stockholders. The purchasers also included Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of our board of directors, and other qualified investors. Allen Andersson, a member of our board of directors, is the chairman of Paperboy Ventures. G. Leonard Baker, a member of our board of directors, is a partner and managing director of Sutter Hill Ventures. Mr. Baker participated in this transaction through two related entities and through the purchase of shares by Sutter Hill Ventures. Alix Marduel, M.D., a member of our board of directors, is a managing director of Alta Partners. Dr. Marduel participated in this transaction through the purchase of shares by entities affiliated with Alta Partners.

Reason for Stockholder Approval

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”). Nasdaq rules governing issuers whose shares are listed on Nasdaq require stockholder approval prior to certain issuances of securities. Specifically, Nasdaq’s Marketplace Rule 4350(i)(1)(B) (“Rule 4350(i)(1)(B)”) requires that an issuer obtain stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of the issuer. Nasdaq considers a change of control to have occurred if, following one or more transactions in which an investor (or group of investors) acquires an issuer’s securities, the investor (or group of investors) owns, or has the right to acquire, 20% or more of the outstanding equity securities of the issuer unless there is another shareholder or group of shareholders unaffiliated with the investor that has a larger interest than the investor. Accordingly, we structured the Private Placement to close in two closings so that we could consummate the first closing and issue the shares of Common Stock to the purchasers without such issuance resulting in a change of control under Rule 4350(i)(1)(B). However, in order to comply with Rule 4350(i)(1)(B), our stockholders must approve the issuance and sale of 1,190,476 shares of our Common Stock, which we refer to as the “Additional Shares”, to Paperboy Ventures, LLC before we can issue the Additional Shares in the Second Closing. Stockholders should note that the change of control definition under Nasdaq interpretations only applies with respect to Nasdaq rules and, notwithstanding those rules and interpretations, we do not deem the issuance and sale of Common Stock to Paperboy Ventures, LLC in the Second Closing to be an actual change of control.

Under Rule 4350(i)(1)(B), we did not require stockholder approval to issue the Common Stock in connection with the Initial Closing and the Initial Closing will not be affected if stockholders do not approve this Proposal.

Reasons for the Financing

As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, at June 30, 2007, we had available cash and cash equivalents of approximately $11.9 million, working capital of $11.4 million and an accumulated deficit of $102.4 million. We believed that the cash and cash equivalents available at June 30, 2007 were only sufficient to fund operations into the first quarter of 2008. We therefore determined to raise additional capital in the immediate future through collaboration agreements with other pharmaceutical or biotechnology companies, debt financing and/or equity offerings in order to continue as a going concern.

Our Board of Directors and management reviewed and considered numerous financing alternatives to the Private Placement. Each of the Board of Directors and the disinterested, independent members of our Board of Directors not participating in the Private Placement has approved the Private Placement and has resolved that the Private Placement is in our best interest and the best interest of our stockholders. We intend to utilize net proceeds from the Private Placement for the development of our drug programs and for other general corporate purposes.

Quorum and Voting Requirements

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. On the Record Date, we had 38,356,763 shares of Common Stock issued and outstanding. Of that amount, a total of 952,380 shares that are held by Paperboy Ventures, LLC are not entitled to vote at the Special Meeting pursuant to Rule 4350(i)(1)(B) and therefore will not be counted in determining whether a quorum is present at the Special Meeting. Accordingly, a total of at least 18,702,192 shares of our Common Stock must be present at the Special Meeting in person or by proxy to constitute a quorum. At the Special Meeting, the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Special Meeting is required for approval of the Proposal.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights or other similar rights in connection with the Second Closing or the other transactions contemplated by the Purchase Agreement.

Summary of Terms of the Securities Purchase Agreement

In order to participate in the Private Placement, the Purchasers entered into the Purchase Agreement. A copy of the Purchase Agreement has been filed by us as an exhibit to our Current Report on Form 8-K, filed with the

Securities and Exchange Commission (the “SEC”) on August 21, 2007. We have summarized the material provisions of that agreement below. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated in this Proxy Statement by reference. We urge you to read the Purchase Agreement carefully and in its entirety.

Representations and Warranties.    We provided the Purchasers with representations and warranties in the Purchase Agreement that we believe are customary for transactions of this nature. In addition, each Purchaser made representations and warranties to us that we believe are customary for transactions of this nature. The representations and warranties in the Purchase Agreement were made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement as of specific dates.

Covenants.    The Purchase Agreement contains covenants that we believe are customary for transactions of this nature, including, but not limited to:

•

Using commercially reasonable efforts to obtain, as soon as practicable, the approval of our stockholders as required by the Nasdaq rules and regulations applicable to us in order to issue the Additional Shares at the Second Closing. In the event that we do not obtain stockholder approval at the first meeting of our stockholders called for such purpose, we shall use commercially reasonable efforts to obtain the stockholder approval at each successive stockholders meeting until approval is obtained.

•

Using commercially reasonable efforts to file any required proxy materials with Nasdaq and the SEC as promptly as practicable following the Initial Closing date, but in any event within twenty (20) business days following the Initial Closing date and respond as promptly as practicable to any comments from the SEC or Nasdaq with respect thereto.

Conditions to the Second Closing

Conditions of the Purchaser’s Obligations.    The obligation of the purchaser to purchase the Additional Shares at the Second Closing is subject to the satisfaction or waiver of specified conditions, including, but not limited to, the following: the representations and warranties made by us set forth in the Purchase Agreement being true and correct in all material respects as of the Second Closing; and approval by our stockholders of this Proposal.

Conditions to the Company’s Obligations.    Our obligation to issue the Additional Shares at the Second Closing is subject to, among other things, the satisfaction or waiver of specified conditions, including: the receipt of funds; the accuracy of the representations and warranties made by each purchaser in the Purchase Agreement; and approval by our stockholders of this Proposal.

Summary of the Registration Rights

Registrable Securities.    The securities covered by the registration rights provisions under the Purchase Agreement (referred to in this proxy statement as the “registrable securities”) consist of the shares of our Common Stock that are sold to the purchasers pursuant to the Purchase Agreement.

The securities listed above will be deemed registrable securities if and only for so long as they (i) have not been disposed of pursuant to an effective registration statement, (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements under the Securities Act so that all transfer restrictions and restrictive legends are removed upon consummation of such sale, or (iii) are held by an investor or a holder to which assignment of registration rights is permitted pursuant to the Purchase Agreement.

Registration Period.    The registration rights under the Purchase Agreement shall be effective until the earlier of (i) the second anniversary of the Second Closing date or (ii) the date on which all shares and warrant shares held by the holder may be sold pursuant to Rule 144(k) under the Securities Act.

Mandatory Registration.    We have agreed to use our commercially reasonable efforts to prepare and, no later than the second business day after the date on which we file our annual report on Form 10-K for our fiscal year ending December 31, 2007 with the SEC, file a registration statement with the SEC for the purpose of registering the registrable securities for resale by the Purchasers. We have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective as promptly as possible after we file it with the SEC. The registration statement shall be on Form S-3 (or, if Form S-3 is not available for use on the filing date, then such other SEC form as is then available).

Our Other Related Obligations.    During the registration period, we are required to, among other things:

•	notify each holder of the filing or effectiveness of registration statements or amendments thereto, and of any stop orders or suspensions of the qualification of any of the registrable securities;

•

use our commercially reasonable efforts to file post-effective amendments or any other required document so that the prospectus will not contain any untrue statement of a material fact or omit to state any material fact;

•

register or qualify the registrable securities under state securities or blue sky laws specified in writing by each purchaser, provided that we shall not be required to qualify to do business or consent to service of process in any jurisdiction in which we are not now so qualified or have not so consented; and

•

use our commercially reasonable efforts to make and keep public information available at all times, file all SEC reports and other documents in a timely manner and furnish to holders a written statement as to our compliance with Rule 144 and copies of our most recent annual and quarterly reports and other reports reasonably requested.

Expenses.    We will bear all the expenses incurred in connection with the registration of the registrable securities exclusive of any brokerage fees, underwriting discounts and commissions. All fees and expenses registered by or on behalf of any holder, including commissions and expenses of legal counsel for any holder, shall be born by such holder.

Principal Effects of Approval or Non-Approval of the Proposal

While each of the Board of Directors and disinterested directors have approved the Private Placement, including the issuance and sale of the shares of Common Stock at the Second Closing, and have resolved that the Private Placement is in our best interest and the best interest of our stockholders, our stockholders should consider the information contained in the Proxy Statement in evaluating the Proposal. If our stockholders approve the Proposal, we will issue shares of Common Stock in the Second Closing, as described in this Proxy Statement and the Purchase Agreement. Our stockholders should note that as of the Record Date, Paperboy Ventures, LLC owned an aggregate of 7,094,907 shares of our Common Stock or approximately 18.5% of the 38,356,763 shares outstanding on the Record Date. If the Proposal is approved, and the other conditions to the Second Closing are satisfied or waived, at the Second Closing, Paperboy Ventures, LLC will acquire an additional 1,190,476 shares in the aggregate and own an aggregate of 8,285,383 shares of our Common Stock or approximately 21.0% of the 39,547,239 shares outstanding after the Second Closing. Our stockholders should also note that Allen Andersson, a member of our board of directors and the chairman of Paperboy Ventures, LLC, beneficially owns the shares of our Common Stock owned by Paperboy Ventures, as well as an additional 500,000 shares of our Common Stock owned by another entity, for a total of 7,594,907 shares, or approximately 19.8% of the shares of Common Stock outstanding on the record date. Mr. Andersson will beneficially own an aggregate of 8,785,383 shares, or approximately 22.2% of the shares outstanding Stock after the Second Closing, if the Proposal is approved. Paperboy Ventures, LLC and Allen Andersson will have significant voting power with respect to their shares. Accordingly, Paperboy Ventures, LLC and Allen Andersson may be able to affect the outcome of matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions. In addition, if approved, this Proposal would result in an increase in the number of shares of our common stock outstanding, and, as a result, current stockholders who are not participating in the Private Placement would own a smaller percentage of our outstanding Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Company. The sale or resale of any of our Common Stock issued pursuant to the Private Placement could cause the market price of our Common Stock to decline.

Approval of this Proposal will not limit our ability to engage in future public offerings, as defined by Nasdaq, or our ability to issue or sell in future private offerings a number of shares of our Common Stock (including shares issuable upon conversion or exercise of convertible debt, warrants or other securities exercisable for or convertible into our common stock) that is less than 20% of the outstanding shares on terms that might or might not be similar to those in this Proposal. In addition, approval of this Proposal will allow us in the future to issue and sell additional shares of our Common Stock to Paperboy Ventures, LLC without further stockholder approval under Rule 4350(i)(1)(B).

If our stockholders do not approve the Proposal, we will not issue the Additional Shares. In addition, the Second Closing would not occur. Under the terms of the Common Stock Purchase Agreement we would receive approximately $2.5 million at the Second Closing, if all of the remaining 1,190,476 shares are issued. In the event that we do not consummate the Second Closing, we would have to incur the cost of raising additional capital sooner than anticipated and such capital may only be available to us on terms less favorable than those contained in the Purchase Agreement, or may not be available to us at all. If we are unable to raise additional capital, there would be a risk that we would not have sufficient capital to satisfy our current working capital needs and may have to reduce or eliminate some or all of our development programs.

Interests of Certain Officers and Directors

Allen Andersson, a member of our Board of Directors, is the founder and chairman of Paperboy Ventures, LLC. Mr. Andersson’s beneficial ownership of our Common Stock is described above under “—Principal Effects of Approval or Non-Approval of the Proposal.”

In addition, the purchasers in the Initial Closing also included Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of our Board of Directors. G. Leonard Baker, a member of our board of directors, is a partner and managing director of Sutter Hill Ventures. Mr. Baker participated in the Initial Closing through two related entities and through the purchase of shares by Sutter Hill Ventures. Alix Marduel, M.D., a member of our board of directors, is a managing director of Alta Partners. Dr. Marduel participated in the Initial Closing through the purchase of shares by entities affiliated with Alta Partners. None of these purchasers will participate in the Second Closing.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” this Proposal. Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding ownership of the Company’s common stock as of September 1, 2007 or earlier date for information based on filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of its common stock, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing earlier in this Form 10-K and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information the Company believes to be reliable. Percentage of ownership is based on 38,356,763 shares of common stock outstanding as of September 1, 2007. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of September 1, 2007 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
5% Stockholders

Paperboy Ventures, LLC(3)	7,094,907	18.5%

Sutter Hill Ventures and related entities(4)	6,062,936	15.8%

Entities affiliated with Alta Partners, LLP(5)	4,150,655	10.8%

Alan F. Schatzberg, M.D.(6)	2,738,749	7.1%

Maverick Capital, Ltd.(7)	2,122,841	5.5%

Directors and Named Executive Officers

Allen Andersson(8)	7,594,907	19.8%

G. Leonard Baker, Jr.(9)	4,449,187	11.6%

Alix Marduel(5)	4,150,655	10.8%

Joseph K. Belanoff(10)	2,889,199	7.5%

James N. Wilson(11)	2,727,815	7.1%

Joseph C. Cook, Jr.(12)	1,564,850	4.1%

David B. Singer(13)	778,667	2.0%

David L. Mahoney(14)	608,950	1.6%

Robert L. Roe(15)	398,034	1.0%

James A. Harper(16)	103,448	*

Anne M. LeDoux(17)	59,682	*

All directors and executive officers as a group (11 persons)(18)	25,325,394	66.0%

*	Less than 1% of Corcept’s outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 30, 2006. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Of the total 7,094,907 shares held by Paperboy 952,380 shares are not entitled to vote at the Special Meeting. Excludes the 1,190,476 shares to be purchased by Paperboy in the Second Closing. The address of Paperboy is 1875 K Street NW, Suite 700, Washington, DC 20006.

(4)

Consists of: (a) 3,543,605 shares held by Sutter Hill Ventures, A California Limited Partnership (Sutter Hill Ventures), (b) 29,273 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (SHAI), (c) 74,113 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (SHQP), (d) 1,613,749 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, (e) 205,439 shares of Common Stock owned by G. Leonard Baker, Jr., one of our directors, (f) 197,433 shares held by Mr. Baker, Trustee of The Baker Revocable Trust and (g) 399,324 shares held by Saunders Holdings, L.P. of which Mr. Baker is a General Partner. Mr. Baker has shared voting and dispositive power with respect to the shares held by The Baker Revocable Trust and Saunders Holdings, L.P. Mr. Baker, Sutter Hill Ventures, SHAI and SHQP do not have any voting or dispositive power with respect to the shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (d) of this note. Mr. Baker shares voting and dispositive power with respect to the shares held by Sutter Hill Ventures, SHAI and SHQP with the following natural persons: David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet and Andrew T. Sheehan. As a result of the shared voting and dispositive powers referenced herein, Messrs. Baker, David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet and Andrew T. Sheehan may each be deemed to beneficially own the shares held by Sutter Hill Ventures, SHAI and SHQP. The address for Sutter Hill Ventures and affiliates is 755 Page Mill Road, SuiteA-200, Palo Alto, CA 94304.

(5)

Includes 3,997,378 shares held of record by Alta BioPharma Partners II, LP and 153,277 shares held of record by Alta Embarcadero BioPharma Partners II, LLC. Dr. Marduel is a managing director of Alta BioPharma Management II, LLC (which is a general partner of Alta BioPharma Partners II, LP) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Dr. Marduel disclaims beneficial ownership of all such shares held by all of the foregoing funds, except to the extent of her proportionate pecuniary interests therein. Alta Parents II, Inc. provides investment advisory services to several venture capital funds including Alta BioPharma Partners II, LP and Alta Embarcadero BioPharma Partners II, LLC. The managing directors of Alta BioPharma Partners II, LP and the managers of Alta Embarcadero BioPharma Partners II, LLC exercise sole voting and investment power with respect to shares owned by such funds. Certain principals of Alta Partners II, Inc. are managing directors of Alto BioPharma Management II, LLC (which is the general partner of Alta BioPharma Partners II, LP), and managers of Alta Embarcadero BioPharma Partners II, LLC. As managing directors and managers of such entities, they may be deemed to share voting and investment powers for the shares held by the funds. The principals of Alta Partners II, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The address of Alta Partners II, Inc. is One Embarcadero Center, Suite 3700, San Francisco, California 94111.

(6)	Includes 300,000 shares held of record by Lindsey D. Schatzberg over which Dr. Schatzberg has voting control.

(7)

Includes 194,999 shares held of record by Maverick Fund II, Ltd., 607,398 shares held of record by Maverick Fund USA, Ltd., and 1,320,444 shares held of record by Maverick Fund, L.D.C. Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares held by Maverick Fund USA, Ltd., Maverick Fund II, Ltd. and Maverick Fund, L.D.C. through the investment discretion it exercises over these accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is a manager of Maverick Capital Management, LLC, and is granted sole investment discretion pursuant to Maverick Capital Management, LLC’s Regulations. The address of Maverick Capital, Ltd. is 300 Crescent Court, 18th Floor, Dallas, TX 75201.

(8)

Includes all shares referred to in footnote (3) plus 500,000 shares held by Anderieck Holdings, LLC (“Anderieck”). Mr. Andersson is the founder and chairman of Paperboy and the sole member of both Paperboy and Anderieck.

(9)

Includes all shares referenced in footnote (4) other than the 1,613,749 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (d) of footnote (4).

(10)

Includes 300,000 shares held as custodian for Edward G. Belanoff and 300,000 shares held as custodian for Julia E. Belanoff under the California Uniform Transfers to Minors Act over which Dr. Belanoff has voting control and 125,004 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(11)

Includes 2,035,713 shares held of record by the James N. Wilson and Pamela D. Wilson Trust and 666,060 shares held of record by the James and Pamela Wilson Family Partners, over all of which Mr. Wilson has voting control pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests in the entities holding such shares. Mr. Wilson’s beneficial interest also includes 26,042 shares issuable pursuant to options exercisable within 60 days of September 1, 2007

(12)	Includes 995,238 shares held of record by Farview Management, Co. L.P., a Texas limited partnership, and 69,612 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(13)

Includes 43,500 shares held of record by the Singer-Kapp Family Trust FBO Kapp S. Singer and 3,500 shares held of record by the Singer Kapp Family 2000 Trust FBO Elliot Byrd Singer. Mr. Singer is a Principal with Maverick Capital Limited. The address of David Singer is One Market Street, Spear Street Tower, Suite 3710, San Francisco, CA 94105.

(14)	Includes 565,938 shares held of record by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust and 43,012 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(15)	Includes 249,144 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(16)	Includes 36,048 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(17)	Includes 59,682 shares issuable pursuant to options exercisable within 60 days of September 1, 2007.

(18)	Total number of shares includes common stock held by entities affiliated with directors and executive officers. See footnotes 3, 5 and 8 through 17 above.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

September 14, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Appendix A

CORCEPT THERAPEUTICS INCORPORATED

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made as of August 16, 2007 (the “Effective Date”), by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of 4,790,473 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Initial Closing (as defined below) shall be referred to as the “Initial Shares”; the shares of Common Stock sold hereunder at the Second Closing (as defined below) shall be referred to as the “Second Closing Shares”; and the Initial Shares and the Second Closing Shares together shall be referred to herein as the “Shares”.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1    Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price of $2.10 per Share, the number of Shares set forth next to such Purchaser’s name on the Schedule of Purchasers.

2.2    Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on Exhibit A hereto and that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

SECTION 3. CLOSING AND DELIVERY.

3.1    Initial Closing. The closing of the purchase and sale of the Initial Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Initial Closing”) shall be held on August 17, 2007 at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Initial Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Initial Closing (the “Initial Closing Date”).

3.2    Second Closing. The closing of the purchase and sale of the Second Closing Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Second Closing”, the Initial Closing and the Second Closing together are referred to herein as the “Closings” and each is referred to herein as a “Closing”) shall be held on the second business day immediately following satisfaction of the conditions to the Second

Closing set forth in Sections 6 and 7 of the Agreement at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers who will purchase Second Closing Shares (the “Second Closing Purchasers”). At or prior to the Second Closing, each Second Closing Purchaser shall execute any related agreements or other documents required to be executed hereunder in connection with the Second Closing, dated as of the date of the Second Closing (the “Second Closing Date”). Notwithstanding the foregoing, in no event shall the Second Closing occur earlier than 30 days after the Initial Closing Date.

3.3    Delivery of the Shares at each Closing. At each Closing, the Company shall deliver to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Common Stock to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares. The name(s) in which the stock certificates are to be issued to each Purchaser are set forth in the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Initial Closing Date.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1    Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity.

4.2    Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement, except with respect to the Stockholder Approval (as defined below). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule (including federal and state securities laws and the rules and regulations of the NASDAQ Capital Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject.

4.3    Issuance and Delivery of the Shares. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act.

4.4    SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5    Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 140,000,000 shares of common stock and 10,000,000 shares of undesignated Preferred Stock, none of which are issued and outstanding as of the Effective Date. As of the Effective Date, there are 34,756,766 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 3,667,186 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2000 Stock Option Plan and 2004 Equity Incentive Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Shares. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

4.6    Litigation. There is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject.

4.7    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) the filing of a Form D with the Commission under the 1933 Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the Principal Market of the listing of the Shares, (c) such filings and approvals as are required in connection with the Stockholder Approval, and (d) the filing of a registration statement and all amendments thereto with the Commission as contemplated by Section 8.1 of this Agreement.

4.8    No Material Adverse Change. Since June 30, 2007, except as disclosed in the SEC Documents, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements for the quarter ended June 30, 2007 except changes which have not had, either individually or in the aggregate, a Company Material Adverse Effect.

4.9    No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the offer or sale of the Shares.

4.10    No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.11    Sarbanes-Oxley Act. To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

4.12    Patents and Trademarks. To the knowledge of the executive officers of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.13    Listing and Maintenance Requirements. Except as specified in the SEC Documents and the Schedule of Exceptions, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as disclosed in the SEC Documents and the Schedule of Exceptions, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The issuance and sale of the Initial Shares under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Initial Shares. The issuance and sale of the Second Closing Shares requires the Stockholder Approval pursuant to the rules and regulations of the Principal Market.

4.14    Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.15    Stockholder Approval. The Company covenants and agrees that it will use its commercially reasonable efforts to obtain, as soon as practicable, the approval of its stockholders of the transactions contemplated by this Agreement as required by the rules and regulations of the Principal Market applicable to the Company in order to issue the Second Closing Shares, including approval of any potential change of control of the Company which may occur as a result of the sale of the Second Closing Shares (the “Stockholder Approval”). In furtherance of its obligations to obtain the Stockholder Approval under this Section 4.15, the Company shall (a) file any required proxy materials with the Principal Market and the Commission as promptly as practicable following the Initial Closing Date, but in any event within 20 business days following the Initial Closing Date and respond as promptly as practicable to any comments from the Commission or Principal Market with respect thereto, (c) deliver proxy materials to its stockholders in furtherance thereof as promptly as practicable thereafter, (d) solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement, and (e) hold a meeting of the stockholders related thereto as promptly as practicable, but in any event not later than the 60th day after mailing of the definitive proxy materials to stockholders. In the event the Company does not obtain the Stockholder Approval at the first meeting of its stockholders called for such purpose, the Company shall use commercially reasonable efforts to obtain the Stockholder Approval at each successive stockholders meeting until the Stockholder Approval is obtained. The parties hereto understand that no votes may be cast in respect of any Shares issued and sold pursuant to this Agreement on any proposal to obtain Stockholder Approval pursuant hereto.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1    Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b) Purchaser is acquiring the Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution.

(g) Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of the Shares.

(h) The Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Initial Closing Date, the Investor Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Questionnaires are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Initial Closing Date, the Second Closing Date (but only with respect to Purchasers purchasing Shares on the Second Closing Date) and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2    Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the Securities of the Company subsequent to March 30, 2007. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3    Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4    Legends. It is understood that the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS, WHICH ARE SET FORTH IN THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT DATED AUGUST 16, 2007, WHICH ALSO CONTAINS VARIOUS OTHER PROVISIONS AFFECTING THESE SECURITIES, BINDING UPON TRANSFEREES HEREOF. INFORMATION CONCERNING THESE RESTRICTIONS AND PROVISIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.”

In addition stock certificates representing the Shares may contain:

(a) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(b) Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of the Shares hereunder.

5.5    Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT EACH CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver shares of Common Stock to each Purchaser, individually, as set forth in the Schedule of Purchasers at each Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1    Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers.

6.2    Representations and Warranties. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date.

6.3    Stockholder Approval. Solely with respect to the sale and issuance of the Second Closing Shares on the Second Closing Date, the Company shall have obtained the Stockholder Approval as contemplated in Section 4.15 of this Agreement.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1    Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made and any failure of such representations and warranties to be true and correct in all material respects after the date hereof shall not have resulted in a Company Material Adverse Effect as of the Closing Date.

7.2    Compliance Certificate. Each Purchaser shall have received a certificate signed by an officer of the Company certifying to the fulfillment of the conditions set forth in Section 7.

7.3    Stockholder Approval. Solely with respect to the sale and issuance of the Second Closing Shares on the Second Closing Date, the Company shall have obtained the Stockholder Approval as contemplated in Section 4.15 of this Agreement.

SECTION 8. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

8.1    Registration Procedures and Expenses. The Company is obligated to do the following:

(a) The Company shall use its commercially reasonable efforts to prepare and file with the Commission, not later than the second business day after the date on which the Company files its annual report on Form 10-K for its fiscal year ending December 31, 2007 with the SEC, a registration statement on Form S-3 (or such other registration form that the Company may then be eligible to use) in order to register with the Commission the resale by the Purchasers, from time to time, of the Shares through the Principal Market or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions (a “Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably practicable.

(b) If such a Registration Statement has been filed, the Company shall use its commercially reasonable efforts to prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC reports and (iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement effective and not misleading until the earliest of (A) the second anniversary date of the Closing Date, or (B) such time as all of the Shares held by the Purchasers can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to 60 days, as appropriate (a “Suspension Period”), by giving notice to the Purchasers, if the Company shall have determined that the Company may be required to disclose any material corporate development. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than twice during any twelve-month period. Each Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, such Purchaser will not sell any Shares pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(c) In order to facilitate the public sale or other disposition of all or any of the Shares by each Purchaser, the Company shall furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

(d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(e) Other than fees and expenses, if any, of counsel or other advisers to the Purchasers, which fees and expenses shall be borne by the Purchasers, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 8.1.

(f) With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the

Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration under the Securities Act.

8.2    Transfer of Shares After Registration. Each Purchaser agrees that such Purchaser will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

(a) pursuant to the Registration Statement, in which case such Purchaser shall submit the certificates evidencing the Shares to the Company’s transfer agent, accompanied by a separate certificate executed by such Purchaser or by an officer of, or other authorized person designated by, such Purchaser, to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied; or

(b) in a transaction exempt from registration under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

8.3    Indemnification. As used in this Section 8.3 the following terms shall have the following respective meanings:

(a) “Selling Stockholder” shall mean a Purchaser of Shares under this Agreement and any transferee of such a Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

(b) “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

(c) “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Stockholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

8.4    Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.5    Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, the Company will furnish to the Purchasers, upon the reasonable request of any Purchaser, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

8.6    Plan of Distribution. Each Purchaser agrees to distribute the Shares in compliance with the plan of distribution set forth in the Registration Statement.

SECTION 9. BROKER’S FEE.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a) if to the Company, to:

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Attention: Chief Executive Officer

Facsimile: (650) 327-3218

with a copy so mailed to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Alan C. Mendelson

Facsimile: (650) 463-2600

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11. MISCELLANEOUS.

11.1    Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares (including, for such purpose, only those Shares not resold under the Registration Statement).

11.2    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

11.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.6    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.7    Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.8    Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ JOSEPH K. BELANOFF
Name:	Joseph K. Belanoff
Title:	Chief Executive Officer

PURCHASERS:

Paperboy Ventures LLC		Alta BioPharma Partners II, L.P.

By:	/s/ ANTHONY C. GARLAND	By:	/s/ JEAN DELEAGE
	Anthony C. Garland		Jean Deleage
	Chief Financial Officer		Managing Director

Alta Embarcadero BioPharma Partners II, LLC		Farview Management, Co. L.P. A Texas Limited Partnership

By:	/s/ JEAN DELEAGE	By:	/s/ JOSEPH C. COOK, JR.
	Jean Deleage		Joseph C. Cook, Jr.
	Managing Director		General Partner

Judith E. Cook and Joseph C. Cook, Jr., JTWROS		The David L. Mahoney and Winnifred C. Ellis1998 Family Trust

By:	/s/ JUDITH E. COOK	By:	/s/ DAVID L. MAHONEY
	Judith E. Cook		David L. Mahoney Trustee

By:	/s/ JOSEPH C. COOK, JR.
Joseph C. Cook, Jr.

James N. & Pamela Wilson Trust		Sutter Hill Ventures, A California Limited Partnership

By:	/s/ JAMES N. WILSON	By:	/s/ G. LEONARD BAKER
	James N. Wilson		G. Leonard Baker
	General Partner		Managing Director of the General Partner
* signed by David E. Sweet Under Power of Attorney

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust U/A/D 2/3/03		Saunders Holdings, L.P.

By:	/s/ G. LEONARD BAKER, JR.	By:	/s/ G. LEONARD BAKER, JR.
	G. Leonard Baker, Jr.		G. Leonard Baker, Jr.
	Trustee		General Partner
* signed by David E. Sweet Under Power of Attorney		* signed by David E. Sweet Under Power of Attorney

The Coxe Revocable Trust U/A/D 4/23/98		David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98

By:	/s/ TENCH COXE	By:	/s/ DAVID L. ANDERSON
	Tench Coxe		David L. Anderson
	Trustee		Trustee
* signed by David E. Sweet Under Power of Attorney		* signed by David E. Sweet Under Power of Attorney

Acrux Partners, L.P.		The Gregory P. and Sarah J.D. Sands Trust Agreement Dated 2/24/99

By:	/s/ DAVID L. ANDERSON	By:	/s/ GREGORY P. SANDS
	David L. Anderson		Gregory P. Sands
	General Partner		Trustee
*signed by David E. Sweet Under Power of Attorney		* signed by David E. Sweet Under Power of Attorney

Tallack Partners, L.P.		James N. White and Patricia A. O’Brien, Trustees of The White Family Trust U/A/D 4/3/97

By:	/s/ JAMES C. GAITHER*	By:	/s/ JAMES N. WHITE
	James C. Gaither		James N. White
Trustee
* signed by David E. Sweet Under Power of Attorney		* signed by David E. Sweet Under Power of Attorney

Jeffrey W. Bird and Christina R. Bird Trust Agreement Dated 10/31/2000		Ronald D. Bernal and Pamela M. Bernal as Trustees of The Bernal Family Trust U/D/T 11/3/1995

By:	/s/ JEFFREY W. BIRD	By:	/s/ RONALD D. BERNAL*
	Jeffrey W. Bird		Ronald D. Bernal
Trustee
*signed by David E. Sweet Under Power of Attorney		* signed by David E. Sweet Under Power of Attorney

David E. Sweet and Robin T. Sweet as Trustees of The David and Robin Sweet Living Trust Dated 7/6/04		Patricia Tom

By:	/s/ DAVID E. SWEET	By:	/s/ PATRICIA TOM
	David E. Sweet		Patricia Tom
	Trustee	* signed by David E. Sweet Under Power of Attorney

Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO, Diane J. Naar		Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO, Robert Yin

By:	/s/ VICKI M. BANDEL	By:	/s/ VICKI M. BANDEL
	Vicki M. Bandel		Vicki M. Bandel
	Asst Vice President & Trust Officer		Asst Vice President & Trust Officer

Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO, Sherryl W. Casella		Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO, Lynne B. Graw Rollover

By:	/s/ VICKI M. BANDEL	By:	/s/ VICKI M. BANDEL
	Vicki M. Bandel		Vicki M. Bandel
	Asst Vice President & Trust Officer		Asst Vice President & Trust Officer

Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO, William H. Younger, Jr.		Kirk Perron

By:	/s/ VICKI M. BANDEL	By:	/s/ KIRK PERRON
	Vicki M. Bandel		Kirk Perron
Asst Vice President & Trust Officer

Vaughn D. Bryson		Daniel M. Bradbury

By:	/s/ VAUGHN BRYSON	By:	/s/ DANIEL M. BRADBURY
	Vaughn Bryson		Daniel M. Bradbury

Douglas G. & Irene E. DeVivo Revocable Trust dated 11/1/88		Black Point Group LP

By:	/s/ DOUGLAS G. DEVIVO	By:	/s/ BENJAMIN SHAW
	Douglas G. DeVivo		Benjamin Shaw
	Trustee		Manager

The Board of Trustees of the Leland Stanford Jr. University (SBST LS)

By:	/s/ MARTINA S. POQUET
Martina S. Poquet
Director

EXHIBIT A

SCHEDULE OF PURCHASERS

August 16, 2007

Name of Investor	Number of Shares (Initial Closing)	Aggregate Purchase Price (Initial Closing)	Number of Shares (Second Closing)	Aggregate Purchase Price (Second Closing)
Paperboy Ventures LLC	952,380	$2,000,000	1,190,476	$2,500,000

Alta BioPharma Partners II, L.P.	918,589	$1,929,037	—	—

Alta Embarcadero BioPharma Partners II, LLC	33,792	$70,963	—	—

Farview Management Co. L.P., a Texas Limited Partnership	595,238	$1,250,000	—	—

The Judith E. and Joseph C. Cook, Jr. Foundation, Inc.	119,047	$250,000	—	—

The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust	95,238	$200,000	—	—

James N. & Pamela Wilson Trust	47,619	$100,000	—	—

Sutter Hill Ventures, A California Limited Partnership	162,218	$340,658	—	—

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust U/A/D 2/3/03	95,238	$200,000	—	—

Saunders Holdings, L.P., G. Leonard Baker, Jr., General Partner	47,619	$100,000	—	—

The Coxe Revocable Trust U/A/D 4/23/98	23,871	$50,129	—	—

David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98	11,136	$23,386	—	—

Acrux Partners, L.P. David L. Anderson, General Partner	11,136	$23,386	—	—

Gregory P. and Sarah J.D. Sands Trust Agreement Dated 2/24/99	2,390	$5,019	—	—

Tallack Partners, L.P., James C. Gaither, General Partner	2,869	$6,025	—	—

James N. White and Patricia A. O’Brien as Trustees of The White Family Trust U/A/D 4/3/97	1,052	$2,209	—	—

Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00	533	$1,119	—	—

Ronald D. Bernal and Pamela M. Bernal as Trustees of The Bernal Family Trust U/D/T 11/3/1995	563	$1,182	—	—

David E. Sweet and Robin T. Sweet as Trustees of The David and Robin Sweet Living Trust Dated 7/6/04	984	$2,066	—	—

Patricia Tom	122	$256	—	—
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	617	$1,296	—	—
FBO William H. Younger, Jr.	20,354	$42,743	—	—
FBO Lynne B. Graw (Rollover)	169	$355	—	—
FBO Dianne J. Narr	24	$50	—	—
FBO Robert Yin	57	$120	—	—

Name of Investor	Number of Shares (Initial Closing)	Aggregate Purchase Price (Initial Closing)	Number of Shares (Second Closing)	Aggregate Purchase Price (Second Closing)

Kirk Perron	238,095	$500,000	—	—

Vaughn D. Bryson	50,000	$105,000	—	—

Dan Bradbury	23,809	$50,000	—	—

Douglas G. & Irene E. DeVivo	50,000	$105,000	—	—

Black Point Group LP	47,619	$100,000	—	—

The Board of Trustees of the Leland Stanford Jr. University (SBST LS)	47,619	$100,000	—	—

TOTAL	3,599,997	$7,559,999	1,190,476	$2,500,000

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

Corcept Therapeutics Incorporated

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Corcept Therapeutics Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on September 23, 2007.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:

Call 1 (866) 894-0537.

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

V  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  V

PROXY BY MAIL	Please mark your votes like this	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

	FOR	AGAINST	ABSTAIN
To approve the issuance and sale of 1,190,476 shares of the Company’s common stock to Paperboy Ventures, LLC, pursuant to the Common Stock Purchase Agreement, dated August 16, 2007 among the Company and the purchaser parties thereto as required by Nasdaq Rule 4350.	☐	☐	☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

IF YOU WISH TO VOTE BY MAIL PLEASE COMPLETE, DATE AND SIGN THIS PROXY

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Label Area 4” x 1 1/2”

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date , 2007.
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities title or capacity should be stated. If shares are held jointly each holder should sign.

Ú   FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ú

PROXY	Corcept Therapeutics Incorporated

Proxy Solicited by the Board of Directors

for the Special Meeting of Stockholders

to be Held September 24, 2007

The undersigned hereby appoints James N. Wilson and Joseph K. Belanoff, M.D. or either one of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of Corcept Therapeutics Incorporated (the “Company”) to be held at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 on September 24, 2007 at 10:00 a.m. local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

The Board recommends that you vote FOR the above proposal. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE OF THIS PROXY CARD. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

(Continued, and to be marked, dated and signed, on the other side)